Exhibit 3.402

Delaware The First State	PAGE 1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “LONGVIEW CLINIC OPERATIONS COMPANY, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF CONVERSION, CHANGING ITS NAME FROM “DIAGNOSTIC CLINIC OF LONGVIEW, P.A.” TO “DIAGNOSTIC CLINIC OF LONGVIEW, LLC”, FILED THE FIFTH DAY OF MARCH, A.D. 2012, AT 1:22 O’CLOCK P.M.

CERTIFICATE OF FORMATION, FILED THE FIFTH DAY OF MARCH, A.D. 2012, AT 1:22 O’CLOCK P.M.

CERTIFICATE OF MERGER, FILED THE FIFTH DAY OF MARCH, A.D. 2012, AT 1:42 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “DIAGNOSTIC CLINIC OF LONGVIEW, LLC” TO “LONGVIEW CLINIC OPERATIONS COMPANY, LLC”, FILED THE FIFTH DAY OF MARCH, A.D. 2012, AT 1:43 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “LONGVIEW CLINIC OPERATIONS COMPANY, LLC”.

	Jeffrey W. Bullock, Secretary of State
5118886 8100H	AUTHENTICATION:	9458238
120354814	DATE:	03–26–12
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 01:42 PM 03/05/2012 FILED 01:22 PM 03/05/2012 SRV 120273997 – 5118886 FILE

STATE OF DELAWARE

CERTIFICATE OF CONVERSION

FROM A NON-DELAWARE PROFESSIONAL ASSOCIATION

TO A DELAWARE LIMITED LIABILITY COMPANY

PURSUANT TO SECTION 214 OF THE

DELAWARE LIMITED LIABILITY COMPANY ACT

1.	The jurisdiction where the Non-Delaware Professional Association first formed is Texas.

2.	The jurisdiction immediately prior to filing this Certificate is Texas.

3.	The date the Non-Delaware Professional Association first formed is February 7, 1975.

4.	The name of the Non-Delaware Professional Association immediately prior to filing this Certificate is Diagnostic Clinic of Longview, P.A.

5.	The name of the Limited Liability Company as set forth in the Certificate of Formation is Diagnostic Clinic of Longview, LLC

6.	This Certificate of Conversion is effective when filed by the Secretary of State

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the fifth day of March, 2012.

CONVERTED ENTITY:

DIAGNOSTIC CLINIC OF LONGVIEW, P.A.

Robert Wheeler, M.D., President

State of Delaware Secretary of State Division of Corporations Delivered 01:42 PM 03/05/2012 FILED 01:22 PM 03/05/2012 SRV 120273997 – 5118886 FILE

STATE of DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE of FORMATION

First: The name of the limited liability company is Diagnostic Clinic of Longview, LLC

Second: The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400 in the City of Wilmington. Zip code 19808. The name of its Registered agent at such address is Corporation Service Company

Third: (Use this paragraph only if the company is to have a specific effective date of dissolution: “The latest date on which the limited liability company is to dissolve is                     .”)

Fourth: (Insert any other matters the members determine to include herein.)

In Witness Whereof, the undersigned have executed this Certificate of Formation this 5th day of March, 2012.

By:
Authorized Person (s)

Name:	Robert M. Wheeler

State of Delaware Secretary of State Division of Corporations Delivered 01:42 PM 03/05/2012 FILED 01:42 PM 03/05/2012 SRV 120274039 – 5118886 FILE

STATE OF DELAWARE

CERTIFICATE OF MERGER OF

DOMESTIC LIMITED LIABILITY COMPANY INTO

DOMESTIC LIMITED LIABILITY COMPANY

Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Company Act, the undersigned limited liability company, organized and existing under and by virtue of the Delaware Limited Liability Company Act, DOES HEREBY CERTIFY:

FIRST: The name of the surviving limited liability company is Diagnostic Clinic of Longview, LLC, a Delaware limited liability company (the “Surviving Entity”), and the name of the limited liability company being merged into the Surviving Entity is Longview Clinic Operations Company, LLC, a Delaware limited liability company (the “Merging Company”).

SECOND: The Agreement and Plan of Merger (the “Agreement of Merger”) between the parties to the merger has been approved, adopted, certified, executed and acknowledged by the Surviving Entity and the Merging Company.

THIRD: The merger is to become effective as of March 5, 2012.

FOURTH: The executed Agreement and Plan of Merger is on file at 4000 Meridian Boulevard, Franklin, Tennessee 37067, the place of business of the Surviving Entity.

FIFTH: A copy of the Agreement and Plan of Merger will be furnished by the Surviving Entity on request, without cost, to any member of any constituent limited liability company.

IN WITNESS WHEREOF, Diagnostic Clinic of Longview, LLC, the surviving limited liability company, has caused this Certificate of Merger to be signed by the undersigned authorized person on this fifth day of March, 2012.

DIAGNOSTIC CLINIC OF LONGVIEW, LLC

By:
Robert M. Wheeler, M.D., President

State of Delaware Secretary of State Division of Corporations Delivered 01:42 PM 03/05/2012 FILED 01:43 PM 03/05/2012 SRV 120274071 – 5118886 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company: Diagnostic Clinic of Longview, LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

1. The name of the liability company is: Longview Clinic Operations Company, LLC

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the Fifth day of March, A.D. 2012.

By:
Authorized Person(s)

Name:	Terry Hendon
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